UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                July 19, 2018

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2018, Twinlab Consolidated Holdings, Inc. (the "Company") announced the appointment of Anthony Zolezzi, 64, as the Company’s Chief Executive Officer and President, effective as of July 17, 2018.

As previously disclosed, on May 8, 2018, the Company's Board of Directors appointed Mr. Zolezzi as a director of the Company. Prior to joining the Company as Chief Executive Officer and President, Mr. Zolezzi spent the last 5 years serving an Operating Partner at Pegasus Capital Advisors, a private alternative asset management firm, where he is also Co-Chair of its Wellness Committee. In the past, Mr. Zolezzi has been the Chief Executive Officer of several successful, health and wellness companies including Wild Oats Marketplace, Code Blue Innovations, Natural Pet Nutrition, The New Organics Company and Pacific Basin Foods. Mr. Zolezzi has also served as an advisor for New Chapter Whole Foods Supplements, Wild Oats Private Label Supplements, Waste Management, Nestle and Whole Foods on several health, wellness and sustainability programs and projects.

Mr. Zolezzi has (i) no arrangements or understandings with any other person pursuant to which he was appointed as the Chief Executive Officer and President, (ii) no family relationship with any director or executive officer of the Company, and (iii) not entered into any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zolezzi has his Bachelor of Science degree in Biology from Loyola Marymount University, Los Angeles, California.

Employment Agreement

On July 17, 2018, the Company and Mr. Zolezzi entered into an employment agreement (the “Employment Agreement”), outlining the terms of Mr. Zolezzi’s employment with the Company. Under the terms of the Employment Agreement, Mr. Zolezzi will receive a base salary of $564,000 per year. Mr. Zolezzi was also granted an initial equity award of restricted stock. The initial equity award is for 8,000,000 shares of common stock ("Initial Equity Award") in exchange for an exercise price equal to the fair market value of the Company's common stock and is subject to the Company's 2013 Stock Incentive Plan. If Mr. Zolezzi's employment terminates for any reason, the Initial Equity Award will terminate in its entirety and be forfeited to the Company. The Initial Equity Award will vest upon the closing of a qualifying sale (as defined in the Employment Agreement) of the Company during Mr. Zolezzi's employment period. The vesting schedule provides that (i) 2,000,000 shares of the Initial Equity Award will vest if the net proceeds (as defined in the Employment Agreement) received by Company securityholders in a qualifying sale is equal to or greater than $100 million but less than $200 million; (ii) an additional 2,000,000 shares of the Initial Equity Award will vest if the net proceeds received by Company securityholders in a qualifying sale is equal to or greater than $200 million but less than $300 million; and (iii) an additional 4,000,000 shares of the Initial Equity Award will vest if the net proceeds received by Company securityholders in a qualifying sale is equal to or greater than $300 million. In addition, Mr. Zolezzi is eligible to participate in the Company’s standard employee benefits programs available to senior executives.

Pursuant to the Employment Agreement, if the Company completes a qualifying sale during the employment period or within six months after Mr. Zolezzi's employment is terminated for good reason or if the Company terminates Mr. Zolezzi other than due to death, cause or disability, the Company will pay Mr. Zolezzi a qualifying sale payment upon the closing of the qualifying sale. The amount of the qualifying sale payment is the aggregate of (i) 4% of the consideration to be paid to the Company's shareholders in such a qualifying sale if the net proceeds to be received by the Company's securityholders in a qualifying sale is equal to or greater than $100 million but less than $200 million; (ii) 6% of the consideration to be paid to the Company's shareholders in such a qualifying sale if the net proceeds to be received by the Company's securityholders in a qualifying sale is equal to or greater than $200 million but less than $300 million; and (iii) 8.5% of the consideration to be paid to the Company's shareholders in such a qualifying sale if the net proceeds to be received by the Company's securityholders in a qualifying sale is equal to or greater than $300 million.

Mr. Zolezzi's receipt of the qualifying sale payment is subject to Mr. Zolezzi signing and not revoking a release of claims against the Company.

The initial term of the Employment Agreement is two years, renewing automatically for additional one-year periods unless the Employment Agreement is terminated by Mr. Zolezzi or the Company, in each case by 30 days’ written notice. In addition, the Company may terminate Mr. Zolezzi’s employment at any time, with or without cause, and Mr. Zolezzi may terminate his employment with the Company on 30 days’ written notice.

Pursuant to the Employment Agreement, in the event Mr. Zolezzi’s employment is terminated by the Company pursuant to its termination right (as defined in the Employment Agreement) or by Mr. Zolezzi for good reason, Mr. Zolezzi will be entitled to receive a severance amount equal to $282,000.

Mr. Zolezzi’s receipt of the severance amount discussed above is contingent on Mr. Zolezzi signing and not revoking a release of claims against the Company. The Employment Agreement also contains post-termination non-solicitation and non-competition covenants.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.177.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.177	Employment Agreement by and between Twinlab Consolidated Holdings, Inc. and Anthony Zolezzi, dated July 17, 2018.

99.1	Press Release, dated July 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: July 19, 2018	By:	/s/ Alan S. Gever
Alan S. Gever
Chief Financial Officer and Chief Operating Officer